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                                                                    EXHIBIT 10.7
                       RESTRICTED STOCK PURCHASE AGREEMENT

        THIS AGREEMENT is made as of the 1st day of July, 2002 (the "Agreement") by and between Zhone Technologies, Inc., a Delaware corporation (the "Company"), and Jeanette Symons, as Trustee of the Symons Living Trust Dated March 15, 1995 (hereinafter referred to as ("Purchaser").

        WHEREAS, in connection with a recapitalization of the Company pursuant to that certain Exchange Agreement, dated as of July 1, 2002 by and among the Company, the purchasers of Series AA Preferred Stock of the Company as listed on Exhibit A to the Exchange Agreement and certain other purchasers listed therein, the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, shares of capital stock of the Company as herein described according to the terms and subject to the conditions hereinafter set forth;

        NOW, THEREFORE, in consideration for the mutual promises and covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

        1. Sale and Purchase of Common Stock. The Purchaser hereby agrees to purchase from the Company and the Company agrees to sell to Purchaser 2,000,000 shares of the Company's Common Stock, $0.001 par value per share (the "Stock"), at a purchase price of $0.10 per share (the "Purchase Price"), or an aggregate purchase price of $200,000. The consideration for the Stock will be Purchaser's delivery of the Promissory Note in the form attached hereto as Exhibit A. The closing of such purchase shall occur immediately upon execution of this Agreement.

        2. Restrictions on Alienation. Purchaser agrees not to sell, assign, transfer, hypothecate or otherwise alienate the Stock acquired hereunder, with or without consideration, unless and until, and only to the extent that the Stock is released from Purchaser's resale obligations as set forth in Section 4.

        3. Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below:

                (a) "Cause" has the meaning set forth in the Employment Agreement between Jeanette Symons ("Founder") and the Company dated October 20, 1999 (the "Employment Agreement."

                (b) "Change in Control Date" shall mean the date on which a Zhone Liquidation occurs.

                (c) "Disability" has the meaning set forth in the Employment Agreement.

                (d) "Good Reason" has the meaning set forth in the Employment Agreement.

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                (e)     "Involuntary Termination" means (i) termination of
Founder's Service with the Company other than for Cause, death or Disability or
(ii) Founder's resignation from Service with the Company for Good Reason.

                (f) "Person" means a natural person, partnership (whether limited or general), limited liability company, trust, estate, association, corporation, custodian, nominee or any other individual or entity in its own or any representative capacity.

                (g) "Service" means the Founder's performance of services for the Company in accordance with the Employment Agreement.

                (h) "Unvested Interest" means, on any relevant date, the difference between 100% of the Stock and the Vested Interest.

                (i) "Vested Interest" means, on any relevant date, the Vested Percent of the Stock.

                (j) "Vested Percent" means, except as provided in the next sentence, on any relevant date, the percentage determined by multiplying 2.083333% by each full month of Founder's continuous Service with the Company from and after July 1, 1999 through such date until the Vested Percent equals 100%. In the event of Founder's Involuntary Termination or the occurrence of a Change in Control Date while Founder is in Service to the Company, the Vested Percent shall as of the date of any such event or occurrence become 100%. In the event of Founder's death or Disability, 50% of the Stock that would otherwise be an Unvested Interest as of the date of such death or Disability pursuant to the operation of the first sentence of this Section 3(j), shall instead be added to and included in the Vested Percent as of such date.

                (k) "Voluntary Termination" means a termination of Service with the Company that is not an Involuntary Termination.

                (l) "Zhone Board" means the Board of Directors of the Company.

                (m) "Zhone Liquidation." Each of the following transactions will be deemed a Zhone Liquidation, provided that the "beneficial owners" (as such term is defined by the Securities Exchange Act of 1934, as amended) of the stock of the Company immediately prior thereto shall immediately thereafter own less than fifty percent (50%) of the voting power of the surviving Person or an entity that holds 80% or more of the beneficial equity interest in such surviving Person: (i) the merger or consolidation of the Company into or with another Person, (ii) the issuance by the Company of voting securities to another Person, (iii) the sale, transfer or other disposition (but not including a transfer or disposition by pledge or mortgage to a bona fide lender) of all or substantially all of the assets of the Company or (iv) other transaction. Any of the foregoing events deemed to constitute a Zhone Liquidation shall be deemed to so constitute such an event whether accomplished in or through a single transaction or a series of related transactions.

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        4.      Company Repurchase Option.

                (a) Repurchase Option. In the event of the termination of the Founder's Service with the Company due to death, Disability or Voluntary Termination, the Company shall have the option to repurchase from the Purchaser any or all of the Purchaser's Unvested Interest subject to the terms and conditions set forth in this Section 4 (the "Repurchase Option").

                (b) Exercise of the Repurchase Option. The Company shall exercise any or all of the Repurchase Option pursuant to Section 4(a) by written notice to the Purchaser, the Purchaser's legal representative, or other holder of the Stock, as the case may be, during the Repurchase Period. The "Repurchase Period" shall be the period commencing as of the date of the Founder's termination of Service and ending on the date forty-five (45) days after the Founder's termination of Service. If the Company fails to give notice during the Repurchase Period, the Repurchase Option shall terminate (unless the Zhone Board and the Founder or the Founders heirs, administrators, successors or assigns, as applicable, have agreed to extend the time for the exercise of the Repurchase Option). Notwithstanding a termination of the Repurchase Option, the remaining provisions of this Agreement shall remain in full force and effect.

                (c) Price and Payment for Repurchased Interest. The repurchase price for the Unvested Interest being repurchased by the Company pursuant to the Repurchase Option shall be a dollar amount equal to: (i) the difference between one-hundred percent (100%) and the Vested Percent, multiplied by (ii) the dollar value of Purchase Price. Payment of the repurchase price by the Company to the Purchaser shall be made in cash on or before the expiration of thirty (30) days from the last day of the Repurchase Period. For purposes of the foregoing, cancellation of any indebtedness of the Purchaser (or Founder if Founder is not the Purchaser) to the Company shall be treated as payment to the Purchaser in cash to the extent of the unpaid principal and any accrued interest canceled.

        5. Legend. Each document representing the Stock shall have endorsed thereon such legends as counsel for the Company advises are required to protect the Company with respect to the Repurchase Option and for purposes of federal or state securities laws.

        6. Change in Common Stock. If, at any time prior to the expiration of the Repurchase Option set forth in Section 4, Purchaser shall receive property or securities attributable to the Stock (including without limitation shares of capital stock of the Company), such additional property or securities shall become subject to the provisions of this Agreement, to the same extent as if said property or securities originally comprised a part of the Stock; provided however, that any such property or securities shall be vested to the same extent as the Stock.

        7. No Transfer in Violation of Agreement. The Company shall not be required: (a) to transfer on its books any of the Stock which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement, or (b) to treat as owner of all or any part of such Stock for any purpose any transferee to whom any of the Stock shall have been so transferred.

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        8.      Rights of Purchaser. Subject to the provisions of this
Agreement, Purchaser shall, during the term of this Agreement, exercise all rights and privileges with respect to the Stock.

        9. Execution of Further Instruments. The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

        10. Representations and Warranties. In connection with the acquisition of the Stock, the Purchaser hereby agrees, represents and warrants as follows:

                (a) The Purchaser is acquiring the Stock for the Purchaser's own account, and not on behalf of any other person or as a nominee, for investment and not with a view to, or sale in connection with, any distribution of the Stock.

                (b) The Purchaser was not presented with or solicited by any form of general solicitation or general advertising, including, but not limited to, any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media, or broadcast over television, radio or similar communications media, or presented at any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

                (c) The Purchaser has not relied on any statements or representations of the Company or any of its agents (other than the representations and warranties set forth herein) with respect to the federal, state, local and foreign tax consequences of this investment and the federal, state local and foreign tax consequences of transactions contemplated by this Agreement. With respect to such matters, the Purchaser understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

                (d) The Purchaser understands that the Stock acquired pursuant to this Agreement has not been registered or qualified under applicable securities laws by reason of specific exemptions therefrom, which exemptions depend upon, among other things, the bona fide nature of the Purchaser's representations as expressed herein. The Purchaser understands that the Company is relying on the Purchaser's representations and warrants that the Company is entitled to rely on such representations and that such reliance is reasonable.

                (e) During the negotiation of the transactions contemplated herein, the Purchaser and its representatives and legal counsel have been granted the opportunity to review and inspect the Company's corporate books, financial statements, records, contracts, documents, offices and facilities, have been afforded an opportunity to ask such questions of the Company's agents, accountants and representatives concerning the Company's business, operations, financial condition, assets, liabilities and other relevant matters as they have deemed necessary or desirable, and have been given all such information as has been requested, in order to evaluate the merits and risks of the prospective investments contemplated herein.

                (f) The Purchaser and its representatives have been solely responsible for its own "due diligence" investigation of the Company and its management and business, for its own analysis of the merits and risks of this investment and for its own analysis of the fairness and desirability of the terms of the investment. In taking any action or performing any role relative

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to the arranging of the proposed investment, the Purchaser has acted solely in its own interest, and has not acted as an agent of the Company. The Purchaser has such knowledge and experience in financial and business matters that the Purchaser is capable of evaluating the merits and risks of the acquisition of the Stock pursuant to the terms of this Agreement and of protecting its interest in connection therewith.

                (g) The Purchaser is an "Accredited Investor" as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933. The Purchaser is able to bear the economic risk of the purchase of the Stock pursuant to the terms of this Agreement, including a complete loss of its investment in the Company.

                (h) The Purchaser has the full right, power and authority to enter into and perform the Purchaser's obligations under this Agreement, and this Agreement constitutes the valid and binding obligation of the Purchaser enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors' rights and rules or laws concerning equitable remedies.

                (i) No consent, approval or authorization of, or designation, declaration or filing with, any governmental authority on the part of the Purchaser is required in connection with the valid execution, delivery and performance of this Agreement.

                (j) The Purchaser understands that no public market now exists for the Stock and that the Company has made no assurances that a public market will ever exist for such interest.

                (k) The Purchaser acknowledges that it is not relying upon any person or entity other than the Purchaser's business advisors and the Company in making its investment or decision to invest in the Company.

                (l) The Purchaser is a revocable trust formed for the benefit of Founder and/or her family and as such, Founder has the right to control Purchaser without the consent of a beneficiary of Purchaser or of any other party.

        11. Binding Arbitration. The parties agree that any disputes arising out of or related to this Agreement shall be settled by binding arbitration, and judgment upon the award may be entered in any court having jurisdiction. The arbitration shall be in Palo Alto, California and in accordance with the rules of the Judicial Arbitration and Mediation Services/Endispute in San Francisco, California. A single arbitrator shall be selected according to the corresponding arbitration rules within thirty (30) days of submission of the dispute to the arbitrator. The arbitrator shall conduct the arbitration in accordance with the California Evidence Code. Except as expressly provided above, no discovery of any kind shall be taken by either party without the written consent of the other party, provided, however, that any party may seek the arbitrator's permission to take any deposition which is necessary to preserve the testimony of a witness who either is, or may become, outside the subpoena power of the arbitrator or otherwise unavailable to testify at the arbitration. The arbitrator shall have the power to enter any award that could be entered by a Judge of the Superior Court of the State of California sitting without a jury, and

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only such power, except that the arbitrator shall not have the power to award punitive damages, treble damages, or any other damages which are not compensatory, even if permitted under the laws of the State of California or any other applicable law. The arbitration award may be enforced in any court having jurisdiction over the parties and the subject matter of the arbitration.

Notwithstanding the forgoing, the parties irrevocably submit to the non-exclusive jurisdiction of the Superior Court of the State of California, Santa Clara County, and the United States District Court for the Northern District of California, Branch nearest to Palo Alto, California, in any action to enforce an arbitration award.

        Notwithstanding the foregoing provisions of this Section 11, Purchaser agrees that the Company will be entitled to a decree of specific performance of the terms of Section 4 of this Agreement, said right to be in addition to any other remedies available to the Company.

        12.     Miscellaneous.

                (a) The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

                (b) Any notice required or permitted hereunder will be given in writing and will be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to the other party hereto at the address shown below that party's signature or at such other address as such party may designate by ten (10) days' advance written notice to the other party hereto.

                (c) This Agreement will inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer herein set forth, be binding upon the Purchaser, Founder and the Founder's heirs, executors, administrators, successors and assigns; provided, however, that neither Founder nor the Purchaser may assign its rights or obligations under this Agreement without the Company's prior written consent, which shall not be unreasonably withheld.

                (d) This Agreement, together with the exhibits hereto, will be construed under the laws of the State of Delaware without regard to conflicts of law principles constitutes the entire agreement of the parties with respect to the subject matter hereof, superseding all prior written or oral agreements, and no amendment or addition hereto will be deemed effective unless agreed to in writing by the parties hereto.

                (e) No failure on the part of any party to exercise or delay in exercising any right hereunder will be deemed a waiver thereof, nor will any such failure or delay, or any single or partial exercise of any such right, preclude any further or other exercise of such right or any other right.

                (f) If any provision of this Agreement, or the application thereof, is for any reason and to any extent determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances will be interpreted so as best to reasonably effect the intent of the parties hereto. The parties agree to use their best efforts to replace such void or unenforceable

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provision of this Agreement with a valid and enforceable provision which will achieve, to the greatest extent possible, the economic, business and other purposes of the void or unenforceable provision.

                (g) This Agreement may be executed in counterparts, each of which will be an original and all of which together will constitute one and the same agreement.

                (h) Any designee of the Zhone Board will have the authority to act on behalf of the Zhone Board and the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Zhone Board herein, provided the designee has apparent authority with respect to such matter, right, obligation, or election.

                (i) The Purchaser will file an election pursuant to Section 83(b) the Internal Revenue Code of 1986, as amended, with respect to the unvested Stock acquired pursuant to this Agreement and will notify the Company in writing when such election is filed. Such notice shall be given within thirty
(30) days of the date of the sale herein contemplated.

        13. Ownership by a Spouse. In the event that the spouse of Founder is granted by the Founder or awarded by a court of competent jurisdiction in a marital dissolution action all or any portion of the Unvested Interest, then the Zhone Board may, at its election made within thirty (30) days after receiving notice of such grant or award, direct the Company to acquire the portion of the Unvested Interest granted or awarded to the spouse of the Founder. Such acquisition shall be made pursuant to Section 4 as though the Founder's Service with the Company had terminated as of the date of the grant or award with respect to the portion of the Unvested Interest granted or awarded to the spouse.

        Founder agrees that if Founder is married, should marry or remarry subsequent to the date of this Agreement, Founder shall within thirty (30) days obtain the Founder's spouse's acknowledgment of the existence and binding effect of all of the restrictions contained in this Agreement in the form attached hereto as "Exhibit B". Such consent shall not be deemed to confer or convey to the spouse any rights in the Stock that do not otherwise exist by operation of law or this Agreement.

               [Remainder of this page intentionally left blank.]

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        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                               ZHONE TECHNOLOGIES, INC.


                                               By:
                                                   -----------------------------

                                               Its:
                                                   -----------------------------

                                               PURCHASER:

                                               The Symons Living Trust
                                               Dated March 15, 1995
                                               2140 Jefferson Street
                                               San Francisco, CA  94123


                                               ---------------------------------
                                               Jeanette Symons, Trustee

FOUNDER:

Accepted and agreed to as to the foregoing as of the day and year first above written


------------------------------------------
Jeanette Symons
2140 Jefferson Street
San Francisco, CA  94123

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                                    EXHIBIT A

                             FORM OF PROMISSORY NOTE

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                                    EXHIBIT B

                                CONSENT OF SPOUSE

        The undersigned, being the spouse of __________________, does hereby acknowledge reading and being familiar with the provisions of the foregoing Restricted Stock Agreement (the "Agreement") and hereby agrees thereto and joins therein to the extent, if any, that such agreement and joinder may be necessary; and hereby further agrees that "Founder" as defined in the Agreement may join in any further amendment or modification of the Agreement without any further signature, acknowledgment or agreement by the undersigned,

Date: ____________________, 20__          ______________________________________

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